Exhibit 99.1

PRESS RELEASE

CONTACT:
Brian L. Cantrell Alliance Holdings GP, L.P. 1717 South Boulder Avenue, Suite 400 Tulsa, Oklahoma 74119 (918) 295-7673

FOR IMMEDIATE RELEASE

ALLIANCE HOLDINGS GP, L.P.

Reports Strong Second Quarter 2007 Financial Results; and Declares Quarterly Distribution of $0.265 per Unit

TULSA, Oklahoma, July 30, 2007 – Alliance Holdings GP, L.P. (NASDAQ: AHGP) today reported net income for the quarter ended June 30, 2007 (the “2007 Quarter”) of $23.8 million, or $0.40 per basic and diluted limited partner unit, an increase of 16.8% compared to net income of $20.4 million, or $0.37 per basic and diluted limited partner unit, for the quarter ended June 30, 2006 (the “2006 Quarter”).

AHGP’s net income increased to $46.9 million for the six months ended June 30, 2007 (the “2007 Period”), compared to $43.3 million for the six months ended June 30, 2006 (the “2006 Period”). Basic and diluted net income per limited partner unit for the 2007 Period decreased to $0.78 per unit, compared to $0.85 per basic and diluted limited partner unit for the 2006 Period. This decrease in basic and diluted net income per limited partner unit is the result of an increase in the number of common units outstanding due to the issuance of 12,500,000 common units on May 9, 2006 in conjunction with AHGP’s initial public offering.

The Board of Directors of AHGP’s general partner (the “Board”) also declared a quarterly cash distribution for the 2007 Quarter of $0.265 per unit (an annualized rate of $1.06 per unit), payable on August 17, 2007, to AHGP’s unitholders of record as of August 10, 2007. This distribution represents a 6.0% increase over the cash distribution paid for the first quarter of 2007 and a 43.2% increase over the expected initial quarterly distribution reflected in AHGP’s Prospectus in connection with its initial public offering on May 15, 2006. Increases to AHGP’s quarterly cash distribution to unitholders are expected to be considered by the Board at its January and July meetings.

The declared distribution is based on the distribution AHGP will receive from its ownership interests in Alliance Resource Partners, L.P. (NASDAQ: ARLP). On July 30, 2007, ARLP announced a quarterly distribution for the 2007 Quarter of $0.56 per unit, or $2.24 per unit on an annualized basis, which will be paid on August 14, 2007 to all ARLP unitholders of record as of the close of trading on August 7, 2007. (See ARLP Press Release dated July 30, 2007.)

AHGP currently has no other operating activities apart from those conducted by the operating subsidiaries of ARLP and reports its financial results on a consolidated basis with the financial results of ARLP. AHGP’s principal sources of cash flow are its ownership of general partner interests, limited partner interests and incentive distribution rights in ARLP. Based on ARLP’s current declared distribution, AHGP expects to receive quarterly cash distributions from ARLP of

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$16.7 million, or $66.7 million, on an annualized basis. AHGP’s primary cash requirements are for general and administrative expenses, including for 2007 an estimated $2.2 million in incremental general and administrative expenses associated with being a publicly traded limited partnership, working capital requirements and distributions to its unitholders. At June 30, 2007, AHGP had no borrowings outstanding under its revolving credit facility.

A conference call regarding AHGP’s 2007 Quarter financial results is scheduled for today at 11 a.m. Eastern. To participate, dial (866) 203-3206 and provide passcode 73565583. International callers should dial (617) 213-8848. Investors may also listen to the call via the “investor information” section of AHGP’s website at http://www.ahgp.com.”

About Alliance Holdings GP, L.P.

AHGP is a limited partnership formed to own and control Alliance Resource Management GP, LLC, the managing general partner of ARLP, through which it holds a 1.98% general partner interest and the incentive distribution rights in ARLP. In addition, AHGP owns 15,544,169 common units of ARLP.

News, unit prices and additional information about AHGP including filings with the Securities and Exchange Commission, are available at http://www.ahgp.com. For more information, contact the investor relations department of AHGP at 918-295-1415 or via e-mail at investorrelations@ahgp.com

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The statements and projections used throughout this release are based on current expectations. These statements and projections are forward-looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release. At the end of this release, we have included more information regarding business risks that could affect our results.

FORWARD-LOOKING STATEMENTS: With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results. These risks, uncertainties and contingencies include, but are not limited to, the following: initially, our operating cash flow will be derived exclusively from cash distributions from ARLP; the risks to the business of ARLP include: increased competition in coal markets and ARLP’s ability to respond to the competition; fluctuation in coal prices, which could adversely affect ARLP’s operating results and cash flows; risks associated with the expansion of ARLP’s operations and properties; deregulation of the electric utility industry or the effects of any adverse change in the domestic coal industry, electric utility industry, or general economic conditions; dependence on significant customer contracts, including renewing customer contracts upon expiration of existing contracts; customer bankruptcies and/or cancellations or breaches of existing contracts; customer delays or defaults in making payments; fluctuations in coal demand, prices and availability due to labor and transportation costs and disruptions, equipment availability, governmental regulations and other factors; ARLP’s productivity levels and margins that it earns on its coal sales; greater than expected increases in raw material costs; greater than expected shortage of skilled labor; any unanticipated increases in labor costs, adverse changes in work rules, or unexpected cash payments associated with asset retirement obligations and workers’ compensation claims; any unanticipated increases in transportation costs and risk of transportation delays or interruptions; greater than expected environmental regulation, costs and liabilities; a variety of operational, geologic, permitting, labor and weather-related factors; risk associated with major mine-related accidents, such as mine fires or other interruptions; results of litigation, including claims not yet asserted; difficulty maintaining ARLP’s surety bonds for asset retirement obligations as well as workers’ compensation and black lung benefits; coal market’s share of electricity generation; prices of fuel that compete with or impact coal usage, such as oil or natural gas;

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legislation, regulatory and court decisions; the impact from provisions of The Energy Policy Act of 2005; replacement of coal reserves; a loss or reduction of the direct or indirect benefit from certain state and federal tax credits, including non-conventional source fuel tax credits; difficulty obtaining commercial property insurance, and risks associated with ARLP’s increased participation (excluding any applicable deductible) in the commercial insurance property program.

Additional information concerning these and other factors can be found in AHGP’s public periodic filings with the Securities and Exchange Commission (“SEC”), including AHGP’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on March 15, 2007 with the SEC. Except as required by applicable securities laws, AHGP does not intend to update its forward-looking statements.

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OPERATING DATA

(In thousands, except unit and per unit data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Tons sold	6,279	5,570	12,457	11,672
Tons produced	5,638	5,802	12,195	12,050

SALES AND OPERATING REVENUES:
Coal sales	$242,364	$205,513	$481,234	$423,725
Transportation revenues	10,606	8,956	19,285	18,990
Other sales and operating revenues	10,238	6,770	19,716	16,844

Total revenues	263,208	221,239	520,235	459,559

EXPENSES:
Operating expenses	177,968	140,877	344,957	292,887
Transportation expenses	10,606	8,956	19,285	18,990
Outside purchases	7,607	4,705	13,873	8,231
General and administrative	8,794	7,333	17,347	14,491
Depreciation, depletion and amortization	21,425	16,290	41,218	31,015
Net gain from insurance settlement	(11,491)	—	(11,491)	—

Total operating expenses	214,909	178,161	425,189	365,614

INCOME FROM OPERATIONS	48,299	43,078	95,046	93,945
Interest expense	(2,842)	(3,443)	(5,663)	(6,592)
Interest income	576	909	1,115	1,816
Other income	167	191	1,068	462

INCOME BEFORE INCOME TAXES, CUMULATIVE EFFECT OF ACCOUNTING CHANGE, MINORITY INTEREST AND NON-CONTROLLING INTEREST	46,200	40,735	91,566	89,631
INCOME TAX EXPENSE	669	634	1,244	1,876

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE, MINORITY INTEREST AND NON-CONTROLLING INTEREST	45,531	40,101	90,322	87,755
CUMULATIVE EFFECT OF ACCOUNTING CHANGE	—	—	—	112
MINORITY INTEREST	85	43	167	43

INCOME BEFORE NON-CONTROLLING INTEREST	45,616	40,144	90,489	87,910
Affiliate non-controlling interest in consolidated partnership’s net income	(7)	(7)	(15)	(16)
Non-affiliate non-controlling interest in consolidated partnership’s net income	(21,788)	(19,748)	(43,582)	(44,623)

NET INCOME	$23,821	$20,389	$46,892	$43,271

BASIC AND DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.40	$0.37	$0.78	$0.85

DISTRIBUTIONS PAID PER LIMITED PARTNER UNIT	$0.25	$—	$0.50	$—

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING-BASIC AND DILUTED	59,863,000	54,505,857	59,863,000	50,954,160

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except unit data)

(Unaudited)

	June 30, 2007	December 31, 2006
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$17,671	$37,069
Trade receivables, net	86,511	96,558
Other receivables	3,236	3,378
Due from affiliates	—	25
Marketable securities	—	260
Inventories	27,105	20,224
Advance royalties	3,316	4,629
Prepaid expenses and other assets	4,307	8,419

Total current assets	142,146	170,562

PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	899,008	819,991
Less accumulated depreciation, depletion and amortization	(387,923)	(383,284)

Total property, plant and equipment, net	511,085	436,707

OTHER ASSETS:
Advance royalties	28,169	22,135
Other long-term assets	14,798	6,091

Total other assets	42,967	28,226

TOTAL ASSETS	$696,198	$635,495

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES:
Accounts payable	$54,111	$58,513
Due to affiliates	614	1,289
Accrued taxes other than income taxes	14,840	14,618
Accrued payroll and related expenses	13,585	14,698
Accrued interest	4,362	4,264
Workers’ compensation and pneumoconiosis benefits	7,723	7,704
Current capital lease obligation	373	339
Other current liabilities	7,494	13,964
Current maturities, long-term debt	18,585	18,000

Total current liabilities	121,687	133,389

LONG-TERM LIABLITIES:
Long-term debt, excluding current maturities	149,000	126,000
Pneumoconiosis benefits	27,884	26,315
Accrued pension benefit	7,699	6,191
Workers’ compensation	46,021	38,488
Asset retirement obligations	48,682	47,825
Long-term capital lease obligation	1,327	1,512
Minority interest	672	839
Other liabilities	7,969	6,610

Total long-term liabilities	289,254	253,780

Total liabilities	410,941	387,169

NON-CONTROLLING INTEREST IN CONSOLIDATED PARTNERSHIP:
Affiliate	(303,817)	(303,823)
Non-Affiliates	344,619	324,784

Total non-controlling interest	40,802	20,961

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL:
Limited Partners – Common Unitholders 59,863,000 units outstanding	251,282	234,321
Accumulated other comprehensive income	(6,827)	(6,956)

Total Partners’ Capital	244,455	227,365

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$696,198	$635,495

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2007	2006
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES	$139,877	$128,303

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment:
Capital expenditures	(69,170)	(92,017)
Changes in accounts payable and accrued liabilities	(7,315)	(1,786)
Proceeds from sale of property, plant and equipment	3,048	510
Proceeds from insurance settlement for replacement assets	2,511	—
Purchase of marketable securities	—	(19,187)
Proceeds from marketable securities	260	44,018
Payment for acquisition of business	—	(1,648)
Payment for acquisition of coal reserves and other assets	(53,309)	—
Advances on Gibson rail project	(5,888)	—

Net cash used in investing activities	(129,863)	(70,110)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	23,585	500
Payments on capital lease obligation	(151)	—
Payment of debt issuance cost	—	(690)
Equity contribution received by Mid-America Carbonates, LLC	—	1,000
Contributions to consolidated partnership from affiliate non-controlling interest	1	—
Distributions paid by consolidated partnership to affiliate non-controlling interest	(11)	(8)
Distributions paid by consolidated partnership to non-affiliate non-controlling interest	(22,905)	(19,567)
Distributions paid to Partners	(29,931)	(314,198)
Net proceeds from issuance of common units in initial public offering	—	291,300

Net cash used in financing activities	(29,412)	(41,663)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(19,398)	16,530
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	37,069	32,072

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$17,671	$48,602

SUPPLEMENTAL CASH FLOW INFORMATION:
CASH PAID FOR:
Interest	$6,077	$6,934

Income taxes	$2,175	$2,545

NON-CASH INVESTING ACTIVITY:
Purchase of property, plant and equipment	$4,824	$7,577

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